EXHIBIT 99.1
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                               News Release

                                 LANDAUER


                           For Immediate Release

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                           LANDAUER, INC. ELECTS
                        THOMAS M. WHITE AS DIRECTOR


 For Further Information Contact:         James M. O'Connell
                                          Vice President, Treasurer and CFO

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GLENWOOD, ILLINOIS, AUGUST 25, 2004...LANDAUER, INC. (NYSE symbol LDR)
announced today that its Board of Directors has elected Thomas M. White, senior vice president, chief financial officer and treasurer of Hub Group, Inc., as a Director. The directorship was effective with the Board's meeting of August 24, 2004.

Mr. White joined the Hub Group, a $1.3 billion transportation company offering intermodal, truck brokerage and logistics services, in 2002. Previously, Mr. White was a partner with Arthur Andersen LLP, where he began his career in 1979. His most recent position at Andersen was Managing Partner - Business Process Outsourcing. Prior to that Mr. White served as the Managing Partner of Andersen's Kansas City and Omaha offices.

"Tom further increases the Board's breadth and depth of financial knowledge. We are very pleased with his election and look forward to his contributions," said Brent A. Latta, President and Chief Executive Officer of Landauer.


ABOUT LANDAUER, INC.

Landauer is the leading provider of analytical services to determine occupational and environmental radiation exposure. For 50 years, the Company has provided complete radiation dosimetry services to hospitals, medical and dental offices, university and national laboratories, and other industries in which radiation poses a potential threat to employees. Landauer's services include the manufacture of various types of radiation detection monitors, the distribution and collection of the monitors to and from clients, and the analysis and reporting of exposure findings.


SAFE HARBOR

Certain of the statements made herein constitute forward looking statements that are based on certain assumptions and involve certain risks and uncertainties, including, without limitation, assumptions, risks and uncertainties associated with the Company's introduction of the InLight technology, the adaptability of optically stimulated luminescence ("OSL") technology to new platforms and formats, such as Luxel<registered trademark>+, the cost associated with the Company's research and business development efforts, the usefulness of older technologies, the anticipated


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         Landauer, Inc.   2 Science Road   Glenwood, IL 60425-1586
        Phone 708.755.7000   Fax 708.755.7011   www.landauerinc.com


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LANDAUER, INC.                                                   ADD 1




results of operations of the Company and its subsidiaries or ventures, the valuation of the Company's long lived assets or business units relative to future cash flows, the Company's market position, changes in postal and delivery practices, the Company's business plans, anticipated revenue and cost growth, the risks associated with conducting business internationally, other anticipated financial events, the effects of changing economic and competitive conditions, foreign exchange rates, government regulations, accreditation requirements, and pending accounting pronouncements. Such assumptions may not materialize to the extent assumed and such risks and uncertainties may cause actual results to differ from anticipated results. Such risks and uncertainties may also result in changes to the Company's business plans and prospects and could create the need from time to time to write down the value of assets or otherwise cause the Company to incur unanticipated expenses. Additional information may be obtained by reviewing the information set forth under the caption "Significant Risk Factors" in the Company's Annual Report on Form 10-K for the year ended September 30, 2003 and other reports filed by the Company from time to time with the Securities and Exchange Commission.



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